UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2019

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 14, 2019, the Board of Directors (the “Board”) of Premier, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved amendments to the Company’s Directors’ Compensation Policy (the “Amended Policy”). The Amended Policy, effective July 1, 2019, amends the previous Directors’ Compensation Policy adopted by the Board on August 11, 2016 (the “Previous Policy”). The Amended Policy is designed to provide an incentive to attract and retain the services of qualified persons to serve as directors of the Company. The Compensation Committee’s recommendation was based upon market analysis of director compensation levels and practices generally and within the Company’s peer group conducted by and discussed with the Compensation Committee’s independent compensation consultant.

Under the Previous Policy, non-employee directors were paid the following compensation:

•	an annual cash retainer of $80,000;

•	an annual equity award of restricted stock units valued at $125,000, with the exception of any director whose employer prohibits the receipt by such individual of equity from the Company;

•	in lieu of the annual equity award in the preceding bullet, any director whose employer prohibits the receipt of equity from the Company shall receive an annual cash award of $100,000;

•	per meeting cash fees in connection with committee and ad hoc meeting attendance, and retainers for service as chair of the Board or chair of a Board committee;

•	reimbursement for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board and its committees or in connection with other Company business; and

•	a gift in the amount of $1,000 to the director’s selected not-for-profit organization during the holiday season in lieu of receipt of a holiday gift.

The Amended Policy leaves unchanged the annual cash retainer, expense reimbursement and not-for-profit gift, but revises the following elements of non-employee director compensation:

•	the annual equity award of restricted stock units will increase to $155,000, with the exception of any director whose employer prohibits the receipt by such individual of equity from the Company;

•	the annual cash award granted in lieu of the annual equity award for any director whose employer prohibits the receipt of equity from the Company will increase to $125,000; and

•	in lieu of per-meeting fees, the Board chair, committee chairs and committee members will receive additional retainers for their service.

The grant date of the annual equity award, and the annual cash award for directors who are prohibited from receiving equity, will be moved from January to the earlier of the first business day following the annual stockholders meeting or December 15. Consistent with the Previous Policy, the annual equity award, and any annual cash award granted in lieu of the annual equity award, will vest in full one year after the grant date and immediately upon a change in control.

Consistent with the Previous Policy, directors who are also our employees do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as employees of the Company.

All other provisions of the Previous Policy remain unchanged in the Amended Policy.

The foregoing description of the Amended Policy is qualified in its entirety by reference to the terms of the Amended Policy, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1      Premier, Inc. Directors’ Compensation Policy, as amended effective July 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
Name: Susan D. DeVore Title: Chief Executive Officer

Date: June 14, 2019